Exhibit 23.3

                      Consent of Kirkpatrick & Lockhart LLP


Kirkpatrick & Lockhart LLP's consent to include its opinion to the Registration Statement on Form SB-2 of ARS Networks, Incorporated is contained in its opinion attached hereto as Exhibit 5.1.